Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated February 22, 2016, with respect to the consolidated financial statements of Allegiant Travel Company and subsidiaries, included in this annual report (Form 10-K) of Allegiant Travel Company for the year ended December 31, 2015, in the following Registration Statements and related prospectuses:

(1) Registration Statement Form S-8 No. 333-141227 of Allegiant Travel Company
(2) Registration Statement Form S-8 No. 333-199734 of Allegiant Travel Company
(3) Registration Statement Form S-3ASR No. 333-196738 of Allegiant Travel Company
(4) Registration Statement Form S-8 No. 333-215624 of Allegiant Travel Company

/s/ Ernst & Young LLP
Las Vegas, NV
February 28, 2018